                               POWER OF ATTORNEY

     Know all by these presents that John J. White does hereby make, constitute and appoint Michael W. Valente and Scott J. Depta as true and lawful attorneys-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange
Commission as a result of the undersigned's ownership of or transactions in securities of Versum Materials, Inc. (i) pursuant to Section 16(a) of the
Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and
(ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of Versum
Materials, Inc., unless earlier revoked in writing. The undersigned acknowledge that Michael W. Valente and Scott J. Dupta are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

                                        By: /s/ John J. White
                                            -----------------------------------
                                            John J. White

Date: September 28, 2016